UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2013 (September 13, 2013)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase Agreement

On September 13, 2013, Sanchez Energy Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), providing for the offer and sale of $200 million in aggregate principal amount of additional 7.75% senior notes due 2021 (the “Additional Notes”) at a price to the public of 96.5% of the principal amount of the Additional Notes.  The issuance and sale of the Additional Notes closed on September 18, 2013.  The Additional Notes were issued pursuant to the same indenture dated June 13, 2013, as supplemented, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee, and became part of the same series as the Company’s outstanding 7.75% senior notes due 2021 (the “Outstanding Notes”).  Copies of the indenture and the first supplemental indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.  The description of the terms and conditions of the Outstanding Notes in the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013 is incorporated into this Item 1.01 by reference.

The Company received net proceeds of approximately $188.8 million (after deducting the Initial Purchasers’ discounts and estimated offering expenses) from the sale of the Additional Notes.  The Company intends to use the net proceeds from the offering of Additional Notes to partially fund the previously announced Wycross acquisition, to fund a portion of its 2013 and preliminary 2014 capital budget, which is primarily focused on the Eagle Ford Shale, and for general corporate purposes, including working capital.

The Additional Notes were offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were offered and/or resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. The Company and Guarantors agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.  The Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Additional Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of September 18, 2013, with the representatives of the Initial Purchasers.  Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Additional Notes for substantially identical notes that are registered under the Securities Act so as to permit the exchange offer to be consummated no later than the 400th day following the issuance of the Additional Notes. Under specified circumstances, the Company and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Additional Notes. The Company and the Guarantors are

required to pay additional interest (up to a maximum of 1.0%) if they fail to comply with their obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Additional Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Certain Relationships

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for the Company or its affiliates in the ordinary course of business, for which they have received and will receive customary fees and compensation.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in, or incorporated by reference into, Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1

Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013).

4.2	First Supplemental Indenture, dated as of September 11, 2013, among Sanchez Energy Corporation, SN TMS, LLC, the existing guarantors and U.S. Bank National Association, as trustee.
4.3

Registration Rights Agreement, dated as of September 18, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.1

Purchase Agreement, dated September 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: September 19, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Indenture, dated as of June 13, 2013, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013).

4.2	First Supplemental Indenture, dated as of September 11, 2013, among Sanchez Energy Corporation, SN TMS, LLC, the existing guarantors and U.S. Bank National Association, as trustee.
4.3

Registration Rights Agreement, dated as of September 18, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.

10.1

Purchase Agreement, dated September 13, 2013, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC and Credit Suisse Securities (USA), LLC, as representatives of the several initial purchasers named therein.